Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2008 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
     KILGORE, Texas, March 4, 2009 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the fourth quarter and year ended December 31, 2008.
     MMLP reported net income for the fourth quarter of 2008 of $16.7 million, or $1.08 per limited partner unit. This compared to net income for the fourth quarter of 2007 of $7.7 million, or $0.49 per limited partner unit. Revenues for the fourth quarter of 2008 were $228.4 million compared to $262.9 million for the fourth quarter of 2007. Fourth quarter 2008 net income was positively impacted by a $0.8 million, or $0.06 per limited partner unit, non-cash derivatives gain from certain commodity and interest rate hedges that did not qualify for hedge accounting. Fourth quarter 2007 net income was negatively impacted by a $1.9 million, or $0.13 per limited partner unit, non-cash derivatives loss.
     MMLP reported net income for the year ended December 31, 2008 of $42.8 million, or $2.72 per limited partner unit. This compared to net income for the year ended December 31, 2007 of $24.9 million, or $1.67 per limited partner unit. Revenues for the year ended December 31, 2008 were $1.2 billion, compared to revenues of $765.8 million for the year ended December 31, 2007. Net income for the year ended December 31, 2008 was positively impacted by a $2.3 million, or $0.16 per limited partner unit, non-cash derivatives gain from certain commodity and interest rate hedges that did not qualify for hedge accounting. Additionally, net income for the year ended December 31, 2008 was negatively impacted by $1.5 million, or $0.10 per limited partner unit, as a result of recognizing losses in excess of insurance reimbursements resulting from Hurricanes Gustav and Ike. Net income for the year ended December 31, 2007 was negatively impacted by a $3.9 million, or approximately $0.28 per limited partner unit, non-cash derivatives loss.
     The Company’s distributable cash flow for the year ended December 31, 2008 was $59.0 million and for the three months ended December 31, 2008 was $19.0 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007, its Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006, its Consolidated Statements of Changes in Capital for the years ended December 31, 2008, 2007 and 2006, its Consolidated Statements of Comprehensive Income for the years ended December 31, 2008, 2007 and 2006, its Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006 and its Consolidated Statements of Operations for the quarters ended December 31, 2008 and 2007 (unaudited). These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2009.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “Given the overall challenging economic conditions, I am pleased to say that we performed extremely well in the fourth quarter. As expected, our Sulfur Services segment had an outstanding quarter due to the advantageous movement in sulfur prices coupled with favorable contract terms. In addition, our shorebase terminals benefited from our broad-based Gulf Coast footprint as we gained new business as a result of Hurricane Ike in September.”
     Mr. Martin continued, “Overall, 2008 was a solid year for our company. Our distributable cash flow in 2008 grew to $59.0 million, an approximate 29% year-over-year increase despite deteriorating market conditions in the second half of 2008. We increased cash distributions paid in 2008 to $2.91 per limited partner unit, which represents an approximate 12% increase when compared to 2007. Furthermore, we strengthened our distribution coverage to 1.3 times, the highest in our company’s history.”
     Mr. Martin also stated, “Looking ahead to 2009, however, we are facing headwinds that were not present in the first half of 2008. We expect the capital markets to remain closed to us in the near term as a result of the current financial malaise coupled with existing litigation at the parent company of our general partner. Therefore, we have committed to a reduction of growth capital in 2009 to allow for more balance sheet flexibility. In addition, we are pursuing certain asset sales that are non-strategic in nature and represent minimal contribution to the historical cash flow of our company. Despite these challenges, however, we expect our unique diversified business model to continue to perform relatively well in a difficult environment. We continue to remain focused on our existing operations to ensure that we are poised to take advantage of opportunities once these headwinds are behind us.”
Investors’ Conference Call
     An investor’s conference call to review the fourth quarter and year end results will be held on Thursday, March 5, 2009, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-0778. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on March 5, 2009 through 11:59 p.m. Central Time on March 12, 2009. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 315128. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in Statements of Cash Flows), less deferred income taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), less non-cash mark-to-market on derivatives (as reported in Statements of Cash Flows), plus (less) non-cash hurricane costs, net of cash payments, (as described below), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed on March 4, 2009), less gain on disposition or sale of property, plant and equipment (as reported in Statements of Cash Flows), plus (less) unit-based compensation (as reported in Statements of Changes in Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from unconsolidated entities (as reported in Statements of Cash Flows).
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in Statements of Cash Flows),

plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed on March 4, 2009).
     MMLP’s non-cash hurricane costs (net of cash payments) is calculated as hurricane costs (as reported in Footnote 18 in MMLP’s Annual Report on Form 10-K filed on March 4, 2009), less hurricane cost payments (as reported in Footnote 18 in MMLP’s Annual Report on Form 10-K filed on March 4, 2009).
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Dollars in thousands)
Assets
Cash	$7,983	$4,113
Accounts and other receivables, less allowance for doubtful accounts of $481 and $394	68,117	88,039
Product exchange receivables	6,924	10,912
Inventories	42,461	51,798
Due from affiliates	555	2,325
Fair value of derivatives	3,623	235
Other current assets	1,079	584

Total current assets	130,742	158,006

Property, plant, and equipment, at cost	537,381	441,117
Accumulated depreciation	(125,256)	(98,080)

Property, plant and equipment, net	412,125	343,037

Goodwill	37,405	37,405
Investment in unconsolidated entities	79,843	75,690
Fair value of derivatives	1,469	—
Other assets, net	7,332	9,439

	$668,916	$623,577

Liabilities and Capital

Current installments of long-term debt	$—	$21
Trade and other accounts payable	87,382	104,598
Product exchange payables	10,924	24,554
Due to affiliates	13,420	7,543
Income taxes payable	414	602
Fair value of derivatives	6,478	4,502
Other accrued liabilities	6,077	4,752

Total current liabilities	124,695	146,572

Long-term debt	295,000	225,000
Deferred income taxes	8,538	8,815
Fair value of derivatives	4,302	5,576
Other long-term obligations	1,667	1,766

Total liabilities	434,202	387,729

Partners’ capital	239,649	242,610
Accumulated other comprehensive income (loss)	(4,935)	(6,762)

Total partners’ capital	234,714	235,848

Commitments and contingencies
	$668,916	$623,577

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except per unit amounts)
Revenues:
Terminalling and storage	$36,067	$29,400	$24,182
Marine transportation	76,349	59,579	47,835
Product sales:
Natural gas services	679,375	515,992	389,735
Sulfur services	371,949	131,326	102,597
Terminalling and storage	50,218	29,525	12,035

	1,101,542	676,843	504,367

Total revenues	1,213,958	765,822	576,384

Costs and expenses:
Cost of products sold:
Natural gas services	657,662	495,641	374,218
Sulfur services	313,142	97,577	75,165
Terminalling and storage	42,721	25,471	9,787

	1,013,525	618,689	459,170

Expenses:
Operating expenses	102,894	83,533	65,387
Selling, general and administrative	16,939	11,985	10,977
Depreciation and amortization	31,218	23,442	17,597

Total costs and expenses	1,164,576	737,649	553,131

Other operating income	209	703	3,356

Operating income	49,591	28,876	26,609

Other income (expense):
Equity in earnings of unconsolidated entities	13,224	10,941	8,547
Interest expense	(19,777)	(14,533)	(12,466)
Debt prepayment premium	—	—	(1,160)
Other, net	483	299	713

Total other income (expense)	(6,070)	(3,293)	(4,366)

Net income before taxes	43,521	25,583	22,243
Income taxes	711	644	—

Net income	$42,810	$24,939	$22,243

General partner’s interest in net income	$3,301	$1,564	$949
Limited partners’ interest in net income	$39,509	$23,375	$21,294

Net income per limited partner unit — basic and diluted	$2.72	$1.67	$1.69

Weighted average limited partner units — basic	14,529,826	14,018,799	12,602,000
Weighted average limited partner units — diluted	14,534,722	14,022,545	12,604,425
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
For the years ended December 31, 2008, 2007 and 2006

	Partners’ Capital
					General	Accumulated
	Limited Partners				Partner	Comprehensive
	Common		Subordinated			Income
	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)
Balances — December 31, 2005	5,829,652	$100,206	3,402,690	$(5,642)	$1,001	—	$95,565
Net income	—	16,069	—	5,225	949	—	22,243
Follow-on public offering	3,450,000	95,272	—	—	—	—	95,272
Issuance of common units	470,484	15,000	—	—	—	—	15,000
General partner contribution	—	—	—	—	2,358	—	2,358
Conversion of subordinated units to common units	850,672	(2,495)	(850,672)	2,495	—	—	—
Unit-based compensation	3,000	24	—	—	—	—	24
Cash distributions ($2.44 per unit)	—	(22,650)	—	(8,302)	(1,107)	—	(32,059)
Commodity hedging gains reclassified to earnings	—	—	—	—	—	2	2
Adjustment in fair value of derivatives	—	—	—	—	—	120	120

Balances — December 31, 2006	10,603,808	$201,426	2,552,018	$(6,224)	$3,201	$122	$198,525
Net Income	—	19,781	—	3,594	1,564	—	24,939
Follow-on public offering	1,380,000	55,933	—	—	—	—	55,933
General partner contribution	—	—	—	—	1,192	—	1,192
Conversion of subordinated units to common units	850,672	(3,243)	(850,672)	3,243	—	—	—
Unit-based compensation	3,000	46	—	—	—	—	46
Cash distributions ($2.60 per unit)	—	(29,423)	—	(6,635)	(1,845)	—	(37,903)
Commodity hedging gains reclassified to earnings	—	—	—	—	—	478	478
Adjustment in fair value of derivatives	—	—	—	—	—	(7,362)	(7,362)

Balances — December 31, 2007	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848
Net Income	—	34,978	—	4,531	3,301	—	42,810
Cash distributions ($2.91 per unit)	—	(37,357)	—	(4,951)	(3,409)	—	(45,717)
Conversion of subordinated units to common units	850,672	(2,754)	(850,672)	2,754	—	—	—
Unit-based compensation	3,000	39	—	—	—	—	39
Purchase of treasury units	(3,000)	(93)	—	—	—	—	(93)
Adjustment in fair value of derivatives	—	—	—	—	—	1,827	1,827

Balances — December 31, 2008	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$234,714

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Net income	$42,810	$24,939	$22,243

Changes in fair values of commodity cash flow hedges	4,219	(3,569)	370
Cash flow hedging gains reclassified to earnings	3,043	478	2
Changes in fair value of interest rate cash flow hedges	(5,435)	(3,793)	(250)

Comprehensive income	$44,637	$18,055	$22,365

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$42,810	$24,939	$22,243

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,218	23,442	17,597
Amortization of deferred debt issue costs	1,120	1,233	1,040
Deferred income taxes	(277)	(149)	—
Gain on disposition or sale of property, plant, and equipment	(144)	(703)	(231)
Gain on involuntary conversion of property, plant, and equipment	(65)	—	(3,125)
Equity in earnings of unconsolidated entities	(13,224)	(10,941)	(8,547)
Distributions from unconsolidated entities	500	1,523	541
Distribution in-kind from unconsolidated entities	9,725	9,337	8,311
Non-cash mark-to-market on derivatives	(2,328)	3,904	(389)
Other	39	46	24
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	19,754	(27,066)	13,763
Product exchange receivables	3,988	(3,836)	(4,935)
Inventories	9,337	(18,297)	890
Due from affiliates	1,770	(995)	145
Other current assets	(495)	198	115
Trade and other accounts payable	(17,216)	47,535	(13,937)
Product exchange payables	(13,630)	9,817	5,113
Due to affiliates	5,877	(2,931)	6,982
Income taxes payable	(188)	245	—
Other accrued liabilities	1,325	870	(5,912)
Change in other non-current assets and liabilities	7	(154)	(386)

Net cash provided by operating activities	79,903	58,017	39,302

Cash flows from investing activities:
Payments for property, plant, and equipment	(94,969)	(82,164)	(66,352)
Acquisitions, net of cash acquired	(5,983)	(41,271)	(24,306)
Proceeds from sale of property, plant, and equipment	419	1,290	1,825
Insurance proceeds from involuntary conversion of property, plant and equipment	1,503	—	4,812
Return of investments from unconsolidated entities	1,225	1,952	433
Distributions from (contributions to) unconsolidated entities for operations	(2,379)	(6,910)	(11,510)

Net cash used in investing activities	(100,184)	(127,103)	(95,098)

Cash flows from financing activities:
Payments of long-term debt	(257,191)	(169,024)	(163,010)
Proceeds from long-term debt	327,170	219,950	135,801
Net proceeds from follow on public offering	—	55,933	95,272
General partner contribution	—	1,192	2,358
Purchase of treasury units	(93)	—	—
Proceeds from issuance of common units	—	—	15,000
Payments of debt issuance costs	(18)	(252)	(371)
Cash distributions paid	(45,717)	(37,903)	(32,059)

Net cash provided by financing activities	24,151	69,896	52,991

Net increase(decrease) in cash	3,870	810	(2,805)
Cash at beginning of period	4,113	3,303	6,108

Cash at end of period	$7,983	$4,113	$3,303

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	4th Quarter	4th Quarter
	2008	2007
	(Dollars in thousands, except per unit amounts)
	(Unaudited)
Revenues:
Terminalling and storage	$9,720	$7,842
Marine transportation	20,521	15,072
Product sales:
Natural gas services	102,058	187,889
Sulfur	82,421	41,727
Terminalling and storage	13,693	10,332

	198,172	239,948

Total revenues	228,413	262,862

Costs and expenses:
Cost of products sold:
Natural gas services	95,492	182,818
Sulfur	59,680	30,845
Terminalling and storage	11,500	8,535

	166,672	222,198

Expenses:
Operating expenses	26,389	22,349
Selling, general and administrative	6,267	3,630
Depreciation and amortization	8,285	6,844

Total costs and expenses	207,613	255,021

Other operating income (loss)	66	703

Operating income	20,866	8,544

Other income (expense):
Equity in earnings of unconsolidated entities	1,839	3,737
Interest expense	(6,168)	(4,577)
Other, net	150	94

Total other income (expense)	(4,179)	(746)

Income tax expense (benefit)	(42)	92

Net income	$16,729	$7,706

General partner’s interest in net income	$1,044	$558
Limited partners’ interest in net income	$15,685	$7,148
Net income per limited partner unit — basic and diluted	$1.08	$.49
Weighted average limited partner units	14,538,826	14,538,826
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
Net income	$16,729	$42,810
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	8,285	31,218
Amortization of deferred debt issue costs	280	1,120
Deferred income taxes	(55)	(277)
Distribution equivalents from unconsolidated entities[1]	2,063	11,450
Invested cash in unconsolidated entities[2]	498	2,793
Equity in earnings of unconsolidated entities	(1,839)	(13,224)
Non-cash mark-to-market on derivatives	(829)	(2,328)
Non-cash hurricane costs (net of cash payments)[3]	(1,102)	512
Maintenance capital expenditures[4]	(5,055)	(15,004)
Gain on disposition or sale of property, plant and equipment	—	(144)
Unit based compensation	(18)	39

Distributable cash flow	$18,957	$58,965

	Three Months Ended	Year Ended
	December 31, 2008	December 31, 2008
[1]Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$500	$500
Return of investments from unconsolidated entities	230	1,225
Distributions in-kind from unconsolidated entities	1,333	9,725

Distribution equivalents from unconsolidated entities	$2,063	$11,450

[2]Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(380)	$(2,379)
Expansion capital expenditures in unconsolidated entities	878	5,172

Invested cash in unconsolidated entities	$498	$2,793

[3]Non-cash hurricane costs (net of cash payments):
Hurricane costs	$(153)	$1,461
Hurricane cost payments	(949)	(949)

Non-cash hurricane costs (net of cash payments)	$(1,102)	$512

[4]Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.